Exhibit 99.1

AMERICAN APPAREL ANNOUNCES HIRING OF INTERIM CFO

LOS ANGELES, May 22, 2008 — American Apparel, Inc. (Amex: APP) announced that effective immediately, William T. Gochnauer has joined the company as Interim Chief Financial Officer.

Prior to American Apparel, Mr. Gochnauer had been Interim Chief Financial Officer at Red Envelope, Inc., a publicly traded national catalog and online retailer of upscale gifts, since 2006. From 2005 to 2006, Mr. Gochnauer had been a financial consultant at Excelligence Learning Corporation, a publicly traded national manufacturer and distributor of early childhood and learning products. During 2005, he was also Interim Chief Financial Officer of RF Industries Ltd., a publicly traded, national manufacturer and distributor of electronic components. Mr. Gochnauer began his career in public accounting at KPMG, is a Certified Public Accountant, and has held CFO and controller positions at a number of public and private companies over the course of a career that spans more than 35 years.

Ken Cieply, the company’s outgoing Chief Financial Officer, has stepped down to pursue other opportunities. He has agreed to make himself available to assist in the transition. Mr. Cieply has over 20 years of experience in textile and apparel related businesses, and was a key member of the executive team that led Gildan Activewear’s successful initial public offering in 1998. Mr. Cieply joined American Apparel in June 2006.

American Apparel also announced that it has retained Berglass + Associates, an executive search firm with more than 25 years of experience and a focus in the consumer goods sector, to help identify a permanent Chief Financial Officer. In anticipation of Mr. Cieply’s departure, American Apparel has been interviewing candidates for the CFO position for the past several months. The company expects to announce the appointment of a permanent CFO in the next three to six months.

Dov Charney, American Apparel’s CEO stated, “We’re very pleased that Bill Gochnauer is joining us to assist in our transition in being a public company. Bill’s extensive experience with SEC reporting and Sarbanes-Oxley compliance will be an enormous help. With him onboard, we will be able to more quickly build out our accounting staff to support the company’s increased reporting responsibilities and the future growth of our business.”

Mr. Charney continued, “Ken Cieply played an important role in getting American Apparel to where it is today. His impressive pedigree in apparel was a key reason I asked him two years ago to come down to Los Angeles to help take our business to the next level. With American Apparel now having become a public company, we wish Ken well in his future endeavors as he returns to his family and home in Montreal, Canada.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 15, 2008, American Apparel employed over 7,000 people and operated 187 retail stores in 15 countries, including the United States, Canada, Mexico, United Kingdom, Belgium, France, Germany, Italy, the Netherlands, Sweden, Switzerland, Israel, Australia, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that American Apparel, Inc. may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the company’s future financial condition and results of operations and the company’s prospects and strategies for future growth. In some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Such forward-looking statements are based upon the current beliefs and expectations of American Apparel’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements. American Apparel cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: business conditions, including risks associated with foreign markets, international business and online retail operations, increases in materials or labor costs and employee matters; the company’s relationships with its lenders and its ability to comply with the terms of its existing credit facilities; changing interpretations of generally accepted accounting principles; changes in the overall level of consumer spending; changes in preferences in apparel or the acceptance of the company’s products and the company’s ability to anticipate such changes; the performance of the company’s products within the prevailing retail environment; availability of store locations at appropriate terms and our ability to open new stores and expand internationally; the possibility that the company’s suppliers and manufacturers may not timely produce or deliver the company’s products; financial non-performance by the company’s customers, primarily in the wholesale business; inquiries and investigations and related litigation; continued compliance with U.S. and foreign government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which the company is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition, both domestic and foreign, from other apparel providers; changes in key personnel; costs as a result of operating as a public company; general economic conditions; increases in interest rates; geopolitical events and regulatory changes; as well as other relevant risks detailed in the other filings that the company makes with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joseph Teklits/Jean Fontana

ICR

203-682-8200